Filed with the Securities and Exchange Commission on May 21, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELBIT SYSTEMS LTD.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

State of Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Elbit Systems Ltd.
Advanced Technology Center, P.O. Box 539
Haifa 3100401
Israel
+972-77-294-6663
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elbit Systems of America, LLC
4700 Marine Creek Parkway
Fort Worth, Texas 76179
(817) 234-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Craig B. Brod	Ron Ben-Menachem
Adam Fleisher	Joshua Ravitz
Synne D. Chapman	Herzog, Fox & Neeman
Cleary Gottlieb Steen & Hamilton LLP	6 Yitzhak Sadeh St
One Liberty Plaza	Tel Aviv 6777506, Israel
New York, New York 10006	+972-3-692-2020
(212) 225-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Prospectus
Elbit Systems Ltd.
Ordinary Shares
Warrants
Debt Securities
Guarantees
Purchase Contracts
Units
We may offer and sell from time to time, in one or more offerings, ordinary shares; warrants; debt securities; guarantees; purchase contracts; units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, and the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities.
We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and are eligible for reduced public company disclosure requirements.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
We may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled “Plan of Distribution.”
Our ordinary shares are listed on the Nasdaq Global Select Market and the Tel Aviv Stock Exchange, under the symbol “ESLT.” On May 20, 2025, the last reported sale prices of our ordinary shares were $406.84 on the Nasdaq Global Select Market and NIS 1,440.30 on the Tel Aviv Stock Exchange.
Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 21, 2025.

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ABOUT THIS PROSPECTUS
Except where the context otherwise requires or where otherwise indicated, the terms “Elbit,” “Elbit Systems,” the “Company,” “we,” “us,” “our company” and “our business” refer to Elbit Systems Ltd., together with its consolidated subsidiaries as a consolidated entity.
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus and the information incorporated herein by reference and any applicable prospectus supplement or free writing prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus are the property of their respective owners.
Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that of the SEC or that can be accessed through such websites does not constitute a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.
In this prospectus, “Israeli currency” and “NIS” mean New Israeli Shekel, and “$,” “US$” and “U.S. dollars” mean United States dollars.
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Our financial statements incorporated by reference in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). We present our consolidated financial statements in U.S. dollars.
Certain of the financial measures incorporated by reference in this prospectus are calculated and presented using methodologies other than in accordance with GAAP, or “non-GAAP financial measures”. These non-GAAP financial measures include adjusted gross profit, adjusted operating income, adjusted net income attributable to Elbit Systems’ shareholders and adjusted diluted net earnings per share (“EPS”). These non-GAAP financial measures are presented to enable investors to have additional information on our business performance as well as a further basis for periodic comparisons and trends relating to our financial results. We believe such data provides useful information to investors and analysts by facilitating more meaningful comparisons of our financial results over time. The non-GAAP measures used by the Company are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations, as determined in accordance with GAAP, and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Investors are cautioned that, unlike financial measures prepared in accordance with GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for other companies. They should consider non-GAAP financial measures in addition to, and not as replacements for or superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in the relevant Annual Report on Form 20-F incorporated by reference herein and a relevant report on Form 6-K specifically incorporated by reference herein.
For investors outside the United States: We have not taken any action that would permit any offering made pursuant to this prospectus or possession or distribution of this prospectus and any applicable prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this prospectus and any applicable prospectus supplement or free writing prospectus.
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OUR COMPANY
Company Overview
We are an international high technology company engaged in a wide range of programs throughout the world, primarily in the defense and homeland security arenas. We develop and supply a broad portfolio of airborne, land and naval systems and products for defense, homeland security and commercial applications. Our systems and products are installed on new platforms, and we also perform comprehensive platform modernization programs. In addition, we provide a range of training and support services. Our strategy is generally based on four pillars: internationally diversified presence and client base; broad portfolio of solutions and products; innovation to provide a competitive advantage; and our people.
Corporate Information
We are a corporation domiciled and incorporated in Israel where we operate in accordance with the provisions of the Israeli Companies Law 5759-1999, as amended (the “Companies Law”). Our predecessor Elbit Ltd. was incorporated in Israel in 1966 as Elbit Computers Ltd. Elbit Systems was formed in 1996, as part of the Elbit Ltd. corporate demerger, under which Elbit Ltd.’s defense-related assets and business were spun-off to us.
Our principal executive office is located at Advanced Technology Center, Haifa 3100401, Israel. We are registered with the Israeli Registrar of Companies. Our registration number is 52-004302-7. Our website address is www.elbitsystems.com, and our telephone number is +972-77-2940000. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before acquiring any of such securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F (the “Annual Report”) incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Israeli Securities Law, 1968, as amended (the “Israeli Securities Law”). These statements relate to our current plans, estimates, strategies, goals, beliefs, intents, expectations, assumptions and projections about future events and as such do not relate to historical or current facts. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.
Forward-looking statements contained or incorporated by reference herein generally are identified by the words “anticipate”, “intend”, “believe”, “estimate”, “project”, “expect”, “will likely result”, “strategy”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue” and similar expressions, and the negatives thereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, the outcomes of which cannot be predicted. Therefore, actual future results, performance and trends may differ materially from these forward-looking statements due to a variety of factors, including, without limitation:
•Governmental regulations and approvals;
•Changes in governmental priorities (including budgeting) or policies;
•Implications of conflicts in the Middle East, including the “Swords of Iron” war and any future developments related thereto;
•General market, political and economic conditions in the countries in which we operate or sell, including Israel and the United States, among others, or which may affect the global economy, including worldwide conflicts such as the ongoing conflict between Russia and Ukraine;
•The economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs or trade restrictions, including tariffs already announced;
•Global or national health considerations, including the outbreak of a pandemic or contagious disease;
•Development and launch of our products, or their market acceptance;
•Our projected expenses and capital expenditures;
•Differences in anticipated and actual program performance, including the ability to perform under long-term fixed-price contracts;
•Fluctuations in foreign currency exchange rates;
•Scope and length of customer contracts;
•Our ability to achieve strategic goals from acquisitions of businesses and the risks associated with the integration of such businesses;
•Our ability to protect our proprietary information;
•Our ability to avoid, withstand and/or recover from cyber-attacks on our systems;
•Effect of competitive products, technology and pricing;
•Our ability to attract, incentivize and retain key employees;
•Changes in applicable tax rates;
•Changes in interest rates;

•Inventory write-downs and possible liabilities to customers from program cancellations, including due to political relations between Israel and countries where our customers may be located; and
•Outcome of legal and/or regulatory proceedings and changes in legislation.
The factors listed above are not all-inclusive, and further information about risks and other factors that may affect our future performance is contained or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus, unless otherwise indicated. Although we believe the expectations reflected in the forward-looking statements contained or incorporated by reference in this prospectus are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We expressly disclaim any obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a description of the material terms of our restated articles of association (“Articles of Association”). The following description may not contain all of the information that is important to you, and we therefore refer you to our Articles of Association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. In this section, the terms “we,” “our,” “us”, “Elbit” and “Elbit Systems” refer solely to Elbit Systems Ltd. and not its subsidiaries.
We have one class of securities registered pursuant to Section 12 of the Exchange Act: ordinary shares of NIS 1 nominal (par) value each. Under our Articles of Association, 80,000,000 of our ordinary shares are currently authorized. All issued and outstanding ordinary shares are fully paid and non-assessable (except as provided herein under “Calls on Shares”). The ordinary shares are registered for trading on the Nasdaq Global Select Market and on the Tel Aviv Stock Exchange under the trading symbol “ESLT.”
Capitalized terms used but not defined herein shall have the meanings given to them in our Annual Report, which is incorporated by reference in this prospectus.
The below sets forth a description of our ordinary shares and certain provisions of our Articles of Association which are summaries and are qualified in their entirety by reference to the full text of our Articles of Association.
Israeli Companies Registrar
We are an Israeli corporation with limited liability, registered with the Israeli Companies Registrar. The registration number issued to us by the Companies Registrar is 52-004302-7.
The Companies Law and Articles of Association
The Companies Law is the basic corporation law governing Israeli publicly and privately held companies. The Companies Law mandates that specific provisions be included in an Israeli company’s articles of association, which are included in our Articles of Association.
Purpose
Our purpose, as stated in Article 3 of our Articles of Association, includes any objective permitted by law, and, in addition, Article 3 permits us to contribute reasonable amounts to other worthy causes even if the cause is not within the specific scope of our business.
Transfer of Shares
Our ordinary shares are issued in registered form and may be freely transferred unless the transfer is restricted or prohibited by another instrument, applicable law, or the rules of a stock exchange on which the shares are listed for trade. For a discussion of restrictions under applicable law, see “Regulation of Israeli Defense Entities” and “Exchange Controls and Other Limitations Affecting Security Holders” herein.
Board of Directors
The Companies Law and our Articles of Association generally give our Board of Directors the authority to exercise all residual powers not granted under the Articles of Association or the Companies Law to any other Company body. Under our Articles of Association, our directors (other than our External Directors, as described below), are elected by the shareholders at the annual meeting by a simple majority of our ordinary shares. Such directors generally hold office until the next annual general meeting of shareholders. Under certain circumstances, our Board may appoint new directors to fill vacancies. Our Articles of Association authorize a maximum of 17 directors, a minimum of five directors and, unless otherwise approved by our shareholders, the number of directors will be nine.

External Directors
Under the Companies Law, publicly held Israeli companies are required to elect at least two “External Directors”, who do not have certain affiliations with the company, its controlling shareholder or his or her relative (as such term is defined in the Companies Law) and any entity controlled by the company or the company's controlling shareholder during the time of appointment or the two years preceding such date. At least one of the External Directors must have an accounting and financial expertise, while the other may possess either accounting and financial expertise or certain other professional qualifications. According to the Companies Law and our Articles of Association, our External Directors serve for a three-year term following which they may stand for up to two additional terms of three years each, and thereafter, under specific circumstances, for additional periods of up to three years each as may be permitted by law. At present, we have two External Directors on our Board, and their term of office expire in different years. In addition to a simple majority of our ordinary shares voted at the meeting, election of an External Director requires that (i) such majority includes a majority of votes of non-controlling shareholders who do not have a “Personal Interest” (except for Personal Interest that does not result from such shareholder’s relations with the controlling shareholder) in the approval of the respective resolution (disregarding abstentions) or (ii) the total number of shares of the shareholders referred to in (i) above that are voted against the election of the External Director does not exceed 2% of the overall voting rights in the Company.
Calls on Shares
Our Board may make calls upon shareholders in respect of sums unpaid on their shares (i.e., any excess of the nominal value over the amount paid to the corporation upon issuance of the share).
Share Capital
A change of Elbit Systems’ registered share capital, by way of increasing the share capital, creation of new shares or cancellation of unissued registered shares (if there is no undertaking to allot such shares), requires a change to our memorandum of association (the “Memorandum of Association”) and Articles of Association and as such generally requires the vote of a special majority of at least 67% of all votes properly cast at a general meeting, without taking into account abstentions (a “Special Majority”).
Rights Generally Applicable to Ordinary Shares
Each ordinary share entitles its owner to receive notice of, to attend and to cast one vote for each matter considered at a general meeting of shareholders. Our Articles of Association do not grant shareholders any rights to share in our profits other than through dividends. Subject to Israeli law, dividends may be declared by our Board and paid to the shareholders according to their respective rights. All dividends unclaimed for up to seven years after having been declared may be invested or otherwise used as directed by the Board for the benefit of Elbit Systems, until claimed. After the lapse of such time, the Company will have no obligation to pay the unclaimed dividend. In the event that the Company were to be liquidated, any surplus remaining after the payment of liabilities would be distributed to the shareholders in proportion to the amount paid by each shareholder on account of the nominal value of the shares paid, disregarding any premiums paid in excess of the nominal value.
Our Articles of Association contain no provisions that discriminate against any existing or future shareholder as a result of the number of shares such shareholder holds; however, votes of our controlling shareholders may not be counted for certain resolutions, such as the appointment of External Directors.
Our ordinary shares do not have pre-emptive rights.
Subject to the applicable provisions of the Companies Law, Elbit Systems may issue and redeem redeemable preference shares and redeemable warrants.
We may create or change rights, preferences, restrictions and provisions related to the ordinary shares after receipt of the consent in writing of all shareholders, or a resolution passed at a general meeting, approved by a Special Majority.

If at any time our share capital is divided into different classes of shares, we may change the rights of shareholders by way of a resolution at a general meeting of shareholders, subject to the consent in writing of all shareholders of the class whose rights are being impaired by the proposed change or subject to the adoption of a resolution by a Special Majority of a general meeting of the shareholders of such class, all of which would be subject to other terms if and as provided by the terms of issuance of a particular class of shares.
Also, in general under the Companies Law, each shareholder of an Israeli company has a duty to act in good faith in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders and to refrain from abusing his or her power in the company, such as in certain shareholder votes. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder (as described below), any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the articles of association, has the power to appoint or to prevent the appointment of an office holder or has any other power, beyond that of other shareholders, with respect to the company.
General Meetings of Shareholders
An annual general meeting of our shareholders must be held once in each year and not later than 15 months after the preceding annual general meeting.
Any general meeting that is not an annual general meeting is defined as an extraordinary general meeting. All shareholders of record are entitled to attend any annual or extraordinary general meeting and vote at general meetings in person, by a voting instrument, by proxy or through the Israel Securities Authority’s electronic voting system.
Our Board may convene an extraordinary general meeting when and as it sees fit. In addition, the Board must, according to the Companies Law, convene an extraordinary general meeting if it receives a demand to do so from either: (i) at least two directors; (ii) at least one quarter of the members of the Board; or (iii) one or more shareholders who hold: (A) an aggregate of at least 10% of our issued share capital and at least 1% of all voting rights in the Company; or (B) at least 10% of all voting rights in the Company (however, under our Articles of Association it is sufficient for one or more shareholders to hold (A) at least 5% of our issued share capital and at least 1% of all voting rights in the Company, or (B) at least 5% of all voting rights in the Company), and in such case the extraordinary meeting must be held not more than 56 days from the submission date of such request to the Board and not later than 35 days from the applicable notice to shareholders described below. Any demand by a person or persons, as described in (i), (ii) and/or (iii) of this paragraph, who demands that an extraordinary general meeting be convened, must be made in writing and sent to our registered office, which is Elbit Systems Ltd., Advanced Technology Center, Haifa 3100401, Israel.
Subject to the provisions of our Articles of Association, as well as applicable law and regulations, including applicable laws and regulations of any stock market on which our shares are listed, notice of an annual general meeting and of an extraordinary general meeting must be sent at least 21 days (and in some cases at least 35 days) in advance to all shareholders recorded in our shareholders registry. Notice of an annual or extraordinary general meeting may be sent by us by personal delivery or prepaid registered mail. Such notice may also be sent by facsimile, email or other electronic means provided confirmation is made by registered mail and should be sent to shareholders at the address in our records. Further, under our Articles of Association, a notice to shareholders may also be served by publication in a daily Hebrew newspaper appearing in Israel (or any other form permitted by law, which includes posting on the Company’s website). Such notice must include the place, date and hour of the meeting, the agenda for the meeting, the proposed resolutions and instructions for proxy voting.
The quorum required for a meeting of shareholders, except in the case of certain extraordinary meetings convened in special circumstances, consists of at least two shareholders present in person or by proxy or other voting instrument and holding or representing between them at least one-third of the voting power. The chair of our Board generally presides at our shareholders’ meetings. A meeting adjourned for lack of a quorum will be adjourned to the same day in the following week, at the same time and place, or to the day, time and place that the Board determines, with notice to the shareholders. At the reconvened meeting, if a quorum is not present within one-half hour from the time appointed for holding the adjourned meeting, the required quorum then is two shareholders, present in person or by proxy or other voting instrument, representing at least 10% of the voting power. Nasdaq Listing Rule 5620(c) provides that a company listed on the Nasdaq Global Select Market should have a quorum requirement for shareholder meetings of at least one-third of the company’s outstanding common voting stock. As described above, our general quorum requirement is consistent with the Nasdaq Listing Rule. However, in the case of an adjourned meeting, our Articles of Association, consistent with what is permissible under the Companies Law, provide for a 10% quorum requirement.
In general, subject to the Companies Law, ordinary resolutions at a general meeting require approval of a majority of the votes cast at the general meeting, whether in person or by proxy, without taking into account abstentions. For information as to the required majority for the approval of related party transactions, see “Provisions Relating to Major Shareholders” below. However, under our Memorandum of Association and Articles of Association, certain resolutions require a Special Majority at a general meeting.
Change of Control
Subject to certain exceptions, the Companies Law provides that a merger of two companies requires approval both by the board of directors and by the shareholders of each of the merging companies, and with respect to a target company whose share capital is divided into more than one class, the approval of each class of shares. In approving a merger, the board of directors must determine that there is no reasonable expectation that, as a result of the merger, the surviving company will not be able to meet its obligations to its creditors. An Israeli court may, upon the request of a creditor, order to enjoin or delay the merger if there is an expectation that the surviving company will not be able to meet its obligations to the creditors of the merging companies. A court may also issue other instructions for the protection of creditors’ rights in connection with a merger. In addition, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposal for the merger has been filed by each party with the Israeli Registrar of Companies, and (ii) 30 days have passed since the merger was approved by the shareholders of each party.
Under the Companies Law, an acquisition of shares in a public company must be made by means of a tender offer to all shareholders if, as a result of the acquisition, the purchaser would hold 25% or more of the company’s voting rights (where no other shareholder holds 25% or more) or 45% or more of the company’s voting rights (where no other shareholder holds 45% or more). This rule does not apply to certain events set forth in the Companies Law, including a purchase of shares by way of a “private offering” in certain circumstances provided under the Companies Law. The tender offer may be consummated only if (i) at least 5% of the company’s voting rights will be acquired; and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a Personal Interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons.
In addition, under the Companies Law, a person wishing to acquire shares or voting rights of an Israeli public company (or any class of shares of an Israeli public company), and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital (or the applicable class of shares), is required to make a tender offer to all of the company’s shareholders (or all of the holders of that certain class of shares), for the purchase of all of the issued and outstanding shares of the company (or of the applicable class of shares). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or of the applicable class), and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (b) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class of shares), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.
Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above. If the tender offer was not accepted in accordance with any of the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in violation of the Companies Law provisions regarding full tender offer will have no rights and will become dormant shares.
Regulation of Israeli Defense Entities
The Israeli Defense Entities Law establishes conditions for the approval of an acquisition or transfer of “means of control” of an entity that is determined to be an Israeli “defense entity” under the terms of the law. Designation as a “defense entity” occurs through an order to be issued jointly by the Israeli Prime Minister, Defense Minister and Minister of Economy. No such order for Elbit Systems has been issued as of the date hereof. However, in 2021, the Israeli Ministry of Defense (“IMOD”) initiated a process under which it intends for the Israeli government to finalize and issue an order that would designate Elbit Systems and most of our Israeli subsidiaries as “defense entities” under the Israeli Defense Entities Law.
Orders to be issued under the Israeli Defense Entities Law may establish various conditions and restrictions. It is anticipated that Israeli government approval will be required for acquisition of a specific percentage of shares or voting rights in Elbit Systems that would constitute “means of control” under the law. “Means of control” for this purpose could include, for example, the right to vote a specified percentage of shares at a shareholders’ meeting or to appoint a director. Orders relating to “defense entities”, including the order that is expected to be issued with respect to the Company, are also anticipated to, among other matters: (1) impose restrictions on the ability of Israeli and non-Israeli resident citizens to hold means of control or to be able to “substantially influence” such “defense entities”; (2) require that senior officers of “defense entities” have appropriate Israeli security clearances; (3) require that a defense entity’s headquarters be in Israel; (4) subject a defense entity’s entering into certain joint ventures and mergers and transferring certain technology or means of manufacturing, to the approval of the IMOD; and (5) require “defense entities” to maintain certain essential production lines and development capacities in Israel.
Since the IMOD initiated the process mentioned above, discussions have taken place between Elbit Systems and the IMOD regarding the terms, scope and contents of the order. Additional discussions took place in 2024 and 2025. The Company is not in a position to evaluate if or when the order will be approved and become effective.
Such order, if and when issued, will be published and available to the public in a manner like that of Israeli legislation. In parallel to the finalization of the order, the Israeli government is anticipated to issue a control and acquisition permit to the existing controlling shareholders of the Company.
As a condition to our acquisition of IMI Systems Ltd. (“IMI”) in 2018, the Israeli government issued an order that requires Israeli government approval in the event of a sale of a controlling interest in IMI.
Under separate regulations, Elbit Systems and our major Israeli subsidiaries have been designated as “defense companies” by the Defense Minister with respect to Israeli law governing various other aspects of defense security arrangements.
Provisions Relating to Major Shareholders
Under the Companies Law, certain disclosure requirements as to “Personal Interests” (see “Item 10. Additional Information–Approval of Certain Transactions–Personal Interest and Extraordinary Transactions” in our Annual Report incorporated by reference in this prospectus) apply to each controlling shareholder of a public company. In this regard, a controlling shareholder is a shareholder who has the ability to direct the activities of a company, including a shareholder that holds 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company, but excluding a shareholder whose power derives solely from his or her position as a director of the company or any other position with the company. “Personal Interest” means a personal benefit, gain or other interest (other than a benefit arising solely from holding a company’s shares) derived by the shareholder (or certain relatives or related entities) from approving an act or transaction on behalf of the corporation.

Except for certain specified exemptions under the Companies Law and regulations promulgated thereunder, audit committee, board and shareholder approval is required for extraordinary transactions, as defined by criteria established by the audit committee, with a controlling shareholder or in which a controlling shareholder has a Personal Interest, including a private offering in which the controlling shareholder has a Personal Interest, and an engagement of a public company with a controlling shareholder or his or her Relative, as defined under the Companies Law, directly or indirectly, including through a company controlled by such person, regarding the grant of services to the applicable company (and regarding his or her employment terms if the controlling shareholder is an employee of the company but he or she is not an Office Holder, as defined under the Companies Law). If the controlling shareholder is an Office Holder, his or her employment terms must be approved by the compensation committee, the board of directors and the shareholders of the company, in that order. In each case, shareholder approval requires a Special Uninterested Majority, as defined in “Item 10. Additional Information–Approval of Certain Transactions–Personal Interest and Extraordinary Transactions” in our Annual Report incorporated by reference in this prospectus.
In addition, the Companies Law requires that, except for certain exemptions, transactions with a controlling shareholder whose terms are for a period of more than three years must be re-approved in same manner for every three-year period.
For information regarding shareholders’ duty to act in good faith and duty of fairness, see “Rights Generally Applicable to Ordinary Shares” herein.
Borrowing Power
Our Articles of Association grant broad powers to the Board to have us borrow, repay borrowings, make guarantees and grant security interests in borrowings.
Exchange Controls and Other Limitations Affecting Security Holders
No limitations exist or are imposed by Israeli law or our constituent documents with regard to the rights of non-Israeli shareholders or shareholders not resident in Israel to hold or exercise voting rights, except that such limitations may exist with respect to shareholders who are deemed enemies of the State of Israel under Israeli law.
As of the date hereof, there are no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except that such limitations may exist with respect to shareholders who are deemed enemies of the State of Israel under Israeli law.
Our Memorandum of Association and Articles of Association do not restrict the ownership of ordinary shares by non-residents of Israel. Neither the Memorandum of Association and Articles of Association nor Israeli law restrict the voting rights of non-residents.
In addition, for a description of Israeli regulations relating to Israeli “defense entities” see “Regulation of Israeli Defense Entities” herein.
Amendment of Articles of Association
Our Articles of Association may be amended, in whole or in part, by a Special Majority of our shareholders (see “Rights Generally Applicable to Ordinary Shares” herein).

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately, as may be described in an applicable prospectus supplement. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. In this section, the terms “we,” “our,” “us”, “Elbit” and “Elbit Systems” refer solely to Elbit Systems Ltd. and not its subsidiaries.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•the title of the series;
•the aggregate principal amount;
•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•any limit on the aggregate principal amount;
•the date or dates on which principal is payable;
•the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;
•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•the place or places where principal and, if applicable, premium and interest is payable;
•the names of any guarantors and an outline of the contract of guarantee;
•the names and addresses of the trustee and paying agents;
•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•the denominations in which such debt securities may be issuable, if other than denomination of $2,000, or any integral multiple of that number;
•whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•certain United States federal income tax consequences and certain Israeli tax consequences, including any tax effects of any original issue discount as defined in Section 1232 of the Internal Revenue Code of 1986, as amended;
•the currency of denomination;
•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
•the provisions, if any, relating to any collateral provided for such debt securities;
•any events of default, and any provisions that require us to provide periodic evidence of the absence of a default or of compliance with the terms of the indenture;
•the terms and conditions, if any, for conversion into or exchange for our ordinary shares or other securities;
•the provisions, if any, restricting the declaration of dividends or requiring the creation or maintenance of any reserves or of any ratio of assets or requiring the maintenance of properties;
•the provisions, if any, permitting or restricting the issuance of additional securities, the withdrawal of cash deposited against the issuance of additional securities, the incurring of additional debt, the release or substitution of assets securing the issue or the modification of the terms of any other covenant or of the security;
•the provisions, if any, that allow the modification of the terms of the security or the rights of the security holders;
•whether any provisions of the indenture with respect to defeasance will be applicable to the securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our Company.
One or more debt securities may be sold at a substantial discount below their stated principal amount.
We may issue debt securities denominated in or payable in a foreign currency or currencies. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement (see also “Description of Global Securities” herein).

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, guarantees of debt securities (including those of subsidiaries), purchase contracts or units issued by Elbit Systems Ltd. (excluding its subsidiaries) that may be offered and sold pursuant to this prospectus.

DESCRIPTION OF GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities other than ordinary shares that may be offered pursuant to this prospectus will initially be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the applicable indenture or other relevant agreement may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices in respect of relevant securities will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds and distributions on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture or other relevant agreement.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an event of default has occurred and is continuing with respect to such securities, as may be applicable, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Clearstream or Euroclear must comply with the rules and procedures of those systems. Transactions between participants in Clearstream or Euroclear, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Clearstream or Euroclear, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Clearstream or Euroclear, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Clearstream or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Clearstream or Euroclear may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Clearstream or Euroclear purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Clearstream or Euroclear, during the securities settlement processing day (which must be a business day for Clearstream or Euroclear) immediately following the settlement date of DTC. Cash received in Clearstream or Euroclear as a result of sales of interests in a global security by or through a participant in Clearstream or Euroclear to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day for Clearstream or Euroclear following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any applicable trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any applicable agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell our securities from time to time in one or more transactions. We may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase our securities.
•We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
We may use an underwriter or underwriters in the offer or sale of our securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
•We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
•The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.
We may use a dealer to sell our securities.
•If we use a dealer, we will sell our securities to the dealer, as principal.
•The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that may be required to be made in respect of these liabilities.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters, dealers and agents have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have appointed Elbit Systems of America, LLC as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of any offering of securities pursuant to this prospectus or any purchase or sale of securities in connection with any such offering. The address of our agent is 4700 Marine Creek Parkway, Fort Worth, Texas 76179.
We have been informed by our legal counsel in Israel, Herzog, Fox & Neeman, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to certain time limitations and legal procedures, Israeli courts may enforce a final executory U.S. judgment for liquidated amounts, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:
•the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•adequate service of process has been made and the defendant has had a reasonable opportunity to be heard;
•the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•the judgment is no longer subject to a right of appeal.
Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the foreign currency’s exchange rate on the payment date or in foreign currency. Until collection, an Israeli court judgment stated in Israeli currency will ordinarily be linked to the Israeli Consumer Price Index plus interest at the annual rate (set by Israeli regulations) in effect at that time. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.
The above summary is not intended to be, and should not be regarded as, legal advice.

LEGAL MATTERS
Certain matters of Israeli law will be passed upon for us by Herzog, Fox & Neeman, Tel Aviv, Israel. Certain matters of U.S. federal law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed upon for us, any underwriters, agents or dealers by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Elbit Systems Ltd. appearing in Elbit Systems Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024, and the effectiveness of Elbit Systems Ltd.’s internal control over financial reporting as of December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus or any applicable prospectus supplement or free writing prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our Annual Report has been filed with the SEC. We have also furnished reports on Form 6-K with the SEC. Such reports and other information filed or furnished with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that of the SEC or that can be accessed through such websites does not constitute a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) and 15(d) of the Exchange Act, except for information “furnished” to the SEC, including on a report on Form 6-K, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate the following by reference:
•our Annual Report on Form 20-F for the year ended December 31, 2024, which was filed with the SEC on March 20, 2025; and
•our unaudited consolidated statements of income and our unaudited consolidated statements of cash flows for the three-month periods ended March 31, 2025 and 2024, our unaudited consolidated balance sheet as of March 31, 2025, the information under the section “First quarter 2025 results,” the information under the section “Impact of the ‘Swords of Iron’ War on the Company” and the information in the table “Reconciliation of GAAP to Non-GAAP Supplemental Financial Data,” together with the paragraphs under the caption “Non-GAAP financial data,” included in Exhibit 1 to our report on Form 6-K, which was furnished to the SEC on May 20, 2025.
We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are specifically identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Elbit Systems Ltd., Advanced Technology Center, P.O. Box 539, Haifa 3100401, Israel or by telephone to +972 72 2945358. These documents are also available on the Investor Relations section of our website, which is located at www.elbitsystems.com, or as described under “Where You Can Find More Information” above. The information on our website does not constitute part of this document and is not incorporated by reference herein.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus and the registration statement of which this prospectus forms a part to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the registration statement of which this prospectus forms a part.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part:

Expenses	Amount
SEC registration fee	$	*
Financial Industry Regulatory Authority, Inc. filing fee		**
Legal and accounting fees and expenses		**
Trustee and transfer agent fees and expenses		**
Miscellaneous costs		**
Total	$	**
______________
*To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under the registration statement of which this prospectus forms a part pursuant to Rule 457(r) under the Securities Act.
**Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Elbit Systems, Elbit Systems has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Under the Companies Law, an Israeli company may not exempt an Office Holder (as defined in the Companies Law) from liability with respect to a breach of his or her duty of loyalty, but may exempt in advance an Office Holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care, provided that a relevant provision is included in the company’s articles of association. However, a company may not exempt in advance a director from his or her liability to the company with respect to a breach of duty of care in connection with a distribution made by the company.
To the extent specifically allowed by the company’s articles of association, the Companies Law permits a company to obtain an insurance policy covering liabilities of Office Holders resulting from their actions in fulfilling their roles as Office Holders, in any of the following instances:
(1)breach of the Office Holder’s duty of care to the company or to another person;
(2)breach of the Office Holder’s duty of loyalty to the company, to the extent that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; or
(3)monetary liabilities imposed on the Office Holder for the benefit of another person.
The Israeli Securities Law also permits such an insurance policy to cover a payment which an Office Holder is obligated to make to an injured party as set forth in the relevant sections of the Israeli Securities Law, as well as expenses incurred by an Office Holder in connection with certain proceedings that are specified in the Israeli Securities Law, including reasonable litigation expenses (including attorneys’ fees), provided that a relevant provision is included in the company’s articles of association.
Under the Companies Law, a company may indemnify an Office Holder against monetary liabilities and expenses imposed on or incurred by the Office Holder as a result of an act done by virtue of his or her role as an Office Holder for the following matters:
(1)financial liability imposed on the Office Holder in favor of another person pursuant to a judgment, including a judgment in the course of settlement arrangements or an arbitrator’s award approved by a court;
(2)reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder in an investigation or proceeding that has concluded without an indictment being filed and without any monetary liabilities being imposed on the Office Holder in lieu of criminal proceedings or has concluded without the filing of any indictment but with the imposition of monetary liability in lieu of criminal proceedings in an offense that does not require proof of criminal intent or in connection with a monetary sanction; and
(3)reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder or imposed by a court in a proceeding instituted against the Office Holder by the company, on its behalf or by any other person, or in connection with criminal proceedings in which the Office Holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.
Under the Companies Law, a company may indemnify an Office Holder in respect of certain liabilities, either in advance of an event or following an event. If a company undertakes to indemnify an Office Holder in advance of an event, the indemnification, pursuant to (1) above, must be limited to foreseeable events in light of the company’s actual activities at the time the company undertook such indemnification and also limited to amounts or criteria determined by the board of directors as reasonable under the circumstances, and the undertaking to indemnify will specify any such events, amounts or criteria.
In addition, a company may indemnify, including in advance, an Office Holder in respect of payments that the Office Holder is obligated to make to an injured party as set forth in the relevant sections of the Israeli Securities

Law, as well as expenses incurred by an Office Holder in connection with certain proceedings that are specified in the Israeli Securities Law, including reasonable litigation expenses (including attorneys’ fees). These indemnifications are subject to the inclusion of relevant provisions in the company’s articles of association.
A company may not indemnify an Office Holder or enter into an insurance contract that would provide coverage for, or exempt an Office Holder from, liability to the company with respect to any of the following:
(1)a breach of duty of loyalty, except indemnification or insurance that provides coverage for a breach of a duty of loyalty to the company while acting in good faith and having a reasonable basis to believe that such act would not prejudice the interests of the company;
(2)a willful or reckless breach of duty of care, other than mere negligence;
(3)an act done with the intent to unlawfully realize a personal gain;
(4)a fine, monetary penalty or forfeiture imposed upon such Office Holder; or
(5)certain monetary liabilities that are set forth in the Israeli Securities Law.
In accordance with and subject to the Companies Law and the Israeli Securities Law, Elbit Systems’ Articles of Association permit the Company to exempt, in advance or retroactively, any director or Company officer from any liability to the Company attributed to damage or loss caused by breach of the director’s or officer’s duty of care owed to the Company.
Furthermore, in accordance with and subject to the provisions of the Companies Law and the Israeli Securities Law, Elbit Systems’ Articles of Association allow for directors and officers liability insurance, in respect of a liability or payment imposed on a director or officer as a result of an act carried out by such person in his or her capacity as a director or officer. This insurance may cover:
(1)a breach of his or her duty of care to Elbit Systems or to another person;
(2)a breach of his or her duty of loyalty to Elbit Systems, provided that the director or officer acted in good faith and had reasonable basis to assume that his or her act would not harm the interests of Elbit Systems;
(3)a financial obligation imposed on him or her in favor of another person;
(4)a payment that he or she is obligated to pay to an injured party as set forth in the relevant sections of the Israeli Securities Law;
(5)expenses incurred by him or her in connection with certain administrative proceedings specified in the Israeli Securities Law, including reasonable litigation expenses (including attorneys’ fees); or
(6)any other event for which insurance of a director or officer is or may be permitted.
In addition, in accordance with and subject to the Companies Law and the Israeli Securities Law, Elbit Systems’ Articles of Association permit indemnification, retroactively or in advance, of a director or officer against liability, payment or expense imposed on or incurred by him or her as a result of an act carried out in his or her capacity as a director or officer, that may include:
(1)a monetary liability imposed on the director or officer or paid by him or her in favor of a third party under a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court; provided however, that in case such undertaking is granted in advance it will be limited to events which, in the Board’s opinion, are foreseeable in light of the Elbit Systems’ actual activities at the time of granting the obligation to indemnify, and to a sum or under criteria as the Board deems reasonable under the circumstances, and the undertaking to indemnify will specify the aforementioned events and sum or criteria;

(2)a payment imposed on him or her in favor of an injured party in the circumstances specified in the relevant sections of the Israeli Securities Law;
(3)reasonable litigation expenses (including attorneys’ fees), incurred by a director or officer as a result of an investigation or proceeding conducted against him or her by an authority authorized to conduct such investigation or procedure, provided that such investigation or procedure: (i) concludes without the filing of an indictment against the director or officer and without imposition of monetary payment in lieu of criminal proceedings; or (ii) concludes with imposing on the director or officer a monetary payment in lieu of criminal proceedings, provided that the alleged criminal offense in question does not require proof of criminal intent or was incurred by the director or officer in connection with a monetary sanction imposed by the Companies Law or the Israeli Securities Law;
(4)expenses incurred by a director or an officer in connection with certain administrative proceedings set forth in the Israeli Securities Law, including reasonable litigation expenses (including attorneys’ fees); and
(5)reasonable litigation expenses (including attorneys’ fees), expended by the director or officer or imposed on him or her by the court for:
a.proceedings issued against him or her by or on Elbit Systems’ behalf or by a third party;
b.criminal proceedings from which the director or officer was acquitted;
c.criminal proceedings in which he or she was convicted of an offense that does not require proof of criminal intent; or
d.any other liability or expense for which it is or may be permissible to indemnify a director or an officer.
The Articles of Association permit the grant of similar indemnification to any person acting on behalf or at the request of Elbit Systems as a director or officer of another company in which Elbit Systems is directly or indirectly a shareholder or has any other interest.
The aggregate amount of indemnification by Elbit Systems to our Office Holders may not exceed 25% of Elbit Systems’ consolidated shareholders’ equity as reflected in our most recent consolidated financial statements published prior to the date of the indemnification payment.
We have entered into indemnification letters reflecting the above conditions and limitations with members of our Board and Office Holders.
Elbit Systems’ compensation policy approved at an Extraordinary General Meeting of Shareholders held on September 19, 2024 (the “Compensation Policy”) allows Elbit Systems to purchase, from time to time during the term of the Compensation Policy, directors and officers liability insurance. Pursuant to the Compensation Policy, the coverage limit under each such insurance policy will not exceed $250 million, and the insurance policy terms, as well as the premium paid by the Company, will reflect the current market conditions with respect to the Company and the nature of its operations. Members of our Board and our Office Holders are currently covered by a directors and officers liability insurance policy with a limit of liability of $100 million.
In addition, our Compensation Policy authorizes the Company, subject to applicable law and the Articles of Association, to exempt our Office Holders from liability for violating their duty of care towards the Company. However, such exemption will not apply with respect to any decision or transaction in which a controlling shareholder, executive officer or director of the Company (even if such shareholder, executive officer or director is not the one who is exempted) has a personal interest. We have entered into exemption letters reflecting the above conditions and limitations with members of our Board and Office Holders.
The underwriters or agents, on whose behalf an agreement listed as Exhibit 1.1 to this registration statement will be executed, are expected to agree in such agreement to indemnify the directors and officers of Elbit Systems, and persons controlling Elbit Systems, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to Elbit Systems by any such underwriter or agent or to contribute to payments that may be required to be made in respect of these liabilities.
Item 9. Exhibits.

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1	Restated Articles of Association of Elbit Systems Ltd. (incorporated by reference to Exhibit 1.2 to our Annual Report on Form 20-F for the year ended December 31, 2024) (File No. 000-28998)
4.1	Specimen share certificate
4.2*	Form of Indenture
4.3*	Form of Debt Security
4.4*	Form of Warrant Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Guarantee
4.7*	Form of Purchase Contract Agreement
4.8*	Form of Unit Agreement
5.1	Opinion of Herzog, Fox & Neeman, counsel to the Registrant
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Registrant
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global, an independent registered public accounting firm
23.2	Consent of Herzog, Fox & Neeman (included in Exhibit 5.1)
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in signature page)
25.1**	Form T-1 Statement of Eligibility of Trustee
107	Calculation of Filing Fee Table
______________
*To be filed, if necessary, and incorporated by reference to a report on Form 6-K in connection with an offering of securities.
**To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, where applicable.

Item 10. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haifa, Israel on May 21, 2025.

Elbit Systems Ltd.

By:	/s/ Bezhalel Machlis
Name: Bezhalel Machlis
Title: President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Elbit Systems Ltd., hereby severally constitute and appoint David Federmann, Bezhalel Machlis, Jonathan Ariel, Dr. Yaacov Kagan and Adi Pinchas Confino and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Bezhalel Machlis	President and Chief Executive Officer (Principal Executive Officer)	May 21, 2025
Bezhalel Machlis

/s/ Dr. Yaacov Kagan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2025
Dr. Yaacov Kagan

/s/ David Federmann	Chair of the Board	May 21, 2025
David Federmann

/s/ Ehud Adam	Member of the Board	May 21, 2025
Ehud Adam

/s/ Noaz Bar Nir	Member of the Board	May 21, 2025
Noaz Bar Nir

/s/ Rina Baum	Member of the Board	May 21, 2025
Rina Baum

/s/ Michael Federmann	Member of the Board	May 21, 2025
Michael Federmann

/s/ Tzipi Livni	Member of the Board	May 21, 2025
Tzipi Livni

/s/ Dov Ninveh	Member of the Board	May 21, 2025
Dov Ninveh

/s/ Prof. Ehood Nisan	Member of the Board	May 21, 2025
Prof. Ehood Nisan

/s/ Bilha Shapira	Member of the Board	May 21, 2025
Bilha Shapira

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative in the United States has signed this registration statement on Form F-3, on May 21, 2025.

Elbit Systems of America, LLC

By:	/s/ Luke Savoie
Name:	Luke Savoie
Title:	President and Chief Executive Officer